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                                                                     Exhibit 1.1

                                2,700,000 SHARES

                             DEARBORN BANCORP, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                               November __, 2006

Oppenheimer & Co. Inc.
Howe Barnes Hoefer & Arnett, Inc.
c/o Oppenheimer & Co. Inc.
300 River Place
Suite 400
Detroit, MI 48207

Dear Sirs:

     The undersigned, Dearborn Bancorp, Inc., a Michigan corporation (the "Company"), hereby confirms its agreement with Oppenheimer & Co. Inc. ("Oppenheimer") and Howe Barnes Investments, Inc. (collectively, the "Underwriters") as follows:

     1. INTRODUCTION.

          (a) The Company proposes to issue and sell to the Underwriters, jointly and not severally, 2,700,000 shares (the "Firm Stock") of the Company's common stock (the "Common Stock"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase an additional 405,000 shares of Common Stock (the "Additional Stock"). The Firm Stock and the Additional Stock are sometimes collectively referred to herein as the "Stock." The Stock is more fully described in the Prospectus referred to below.

          (b) As is also more fully described in the Prospectus referred to below, the Company has entered into a definitive agreement dated as of September 14, 2006 (the "Definitive Agreement"), to acquire Fidelity Financial Corporation of Michigan, a Michigan corporation, including its subsidiary Fidelity Bank ("Fidelity"). The consummation of the transactions contemplated by the Definitive Agreement (the "Fidelity Acquisition") are to occur subsequent to the Closing Date as defined herein.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to the Underwriters that:

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          (a) The Company has filed with the Securities and Exchange Commission
     (the "Commission") a registration statement on Form S-3 (No. 333-137542), as amended by Amendment No. 1 thereto, including any related preliminary prospectus, under the Securities Act of 1933, as amended (the "Act"). The Company and the transaction contemplated hereby meet all of the requirements and comply with all of the conditions for registering the Stock with the Commission on a registration statement on Form S-3. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the prospectus, financial statements, schedules, exhibits, and all other documents incorporated by reference therein or filed as a part thereof) collectively are herein called the "Registration Statement," and the prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Prospectus." The term "Preliminary Prospectus" means each prospectus included in such Registration Statement before it became effective under the Act and any prospectus filed by the Company with the consent of Oppenheimer pursuant to Rule 424(a) of the Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein and any document attached as an exhibit thereto, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. The term "Disclosure Package" means (i) the Preliminary Prospectus, (ii) the Prospectus, (iii) each issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an "Issuer Free Writing Prospectus"), if any, and (iv) a schedule indicating the number of shares of Stock being sold and the price at which the Stock will be sold to the public. As of __:00 [a/p]m (Detroit Time) on the date of this Agreement (the "Initial Sale Time"), the Disclosure Package did not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by either Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 9 hereof. No statement of material fact included in the Prospectus has been omitted from the Disclosure Package available at the Initial Sale Time and no statement of a material fact included in the Disclosure Package available at the Initial Sale Time that is required to be included in the Prospectus has been omitted therefrom.

          (b) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Stock or until any earlier date on which the Company notified or notifies the Underwriters as set forth in Section 5(b), (i) did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified, and (ii) when taken together with the Preliminary Prospectus preceding or accompanying such Issuer Free Writing Prospectus, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the


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     circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by either Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by either Underwriter consists of the information described as such in Section 9 hereof.

          (c) Each Preliminary Prospectus, at the time of filing thereof, contained all material statements which were required to be stated therein in accordance with the Act and the Regulations, and conformed in all material respects with the requirements of the Act and the Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the documents filed as an exhibit to the Registration Statement are subject to subparagraph (h), below. All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission as exhibits to the Registration Statement. The Commission has not issued any order suspending or preventing the use of any Preliminary Prospectus. The Registration Statement at the time it became effective and the Prospectus at the time it is filed with the Commission pursuant to Rule 424(b) of the Regulations and on the Closing Date as defined herein, as then amended or supplemented, will contain all material statements which are required to be stated therein, respectively, in accordance with the Act and the Regulations and will conform to the requirements of the Act and the Regulations, and the Registration Statement, the Disclosure Package and the Prospectus will not, on such dates (as then amended or supplemented), include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representations or warranties under this paragraph (b) are made with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by you with respect to the Underwriters expressly for use in connection with any Preliminary Prospectus, the Registration Statement, the Disclosure Package or Prospectus, or any amendment thereof or supplement thereto.

          (d) Each of the Company and the subsidiaries of the Company as listed on Schedule II hereto (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation or trust in good standing under the laws of the jurisdiction of its organization, with all requisite corporate or trust power and authority, as the case may be, and all necessary authorizations, consents, approvals, orders, licenses, grants, certificates, and permits of and from all governmental regulatory officials and bodies, to own their properties and to conduct their businesses as described in the Prospectus, or are subject to no material liability or disability by reason of the failure to have any such authorization, consent, approval, order, license, grant, certificate or permit, and the Company has all such power, authority, authorizations, consents, approvals, orders, licenses, certificates, and permits appropriate or desirable to enter into this Agreement and to carry out the provisions and conditions hereof and the transactions contemplated hereby. The Company and each of the Subsidiaries are duly qualified to


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     transact business in all jurisdictions in which the conduct of their business requires such qualification. The Company and the Subsidiaries own, or possess adequate rights to use, all patents, trademarks, service marks, copyrights, trademarks, trade secrets and rights necessary for the conduct of their businesses as described in the Prospectus and none of them has received any notice and is not otherwise aware of any conflict with the asserted rights of others, and the Company knows no basis therefor.

          (e) The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The outstanding shares of capital stock of each of the Subsidiaries that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable, except to the extent shares of capital stock of Community Bank of Dearborn, a Michigan banking corporation (the "Bank"), may be deemed assessable under 12 U.S.C. Section 1831o, or Sections 3803 or 3807 of the Michigan Banking Code, and, to the extent set forth in Schedule II hereto, are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or other ownership interests in the Subsidiaries are outstanding.

          (f) The Company and its Subsidiaries have good and marketable title in fee simple to, or valid and enforceable leasehold estates in, all items of real and personal property which are stated in the Registration Statement and Prospectus to be owned or leased by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those which are referred to in the Registration Statement and the Prospectus, other than the security interest of the Federal Home Loan Bank of Indianapolis, and other than those which do not have a material adverse effect on the business, condition or prospects of the Company and the Subsidiaries, taken as a whole. Upon the consummation of the Fidelity Acquisition, the Company or its Subsidiaries will have good and marketable title in fee simple to, or valid and enforceable leasehold estates in, all items of real and personal property to be owned or leased by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those which are referred to in the Registration Statement and the Prospectus and other than those which do not have a material adverse effect on the business, condition or prospects of the Company and the Subsidiaries, taken as a whole.

          (g) There is no litigation or governmental proceeding pending or threatened against, or involving the assets, properties or business of, or the franchises, permits, grants, approvals, orders, or licenses of, the Company or the Subsidiaries which might in the aggregate materially and adversely affect the value or the operations of any such properties, business or assets of the Company and the Subsidiaries, taken as a whole, or the Fidelity Acquisition or the properties, business or assets to be acquired thereby, except as referred to in the Registration Statement and the Prospectus.

          (h) The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and none


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     of such documents contained or, except as modified or superseded by the
     Prospectus, contains an untrue statement of a material fact or omitted or, except as modified or superseded by the Prospectus, omits or will omit to state a material fact therein or necessary to make the statements therein not misleading.

          (i) Except as otherwise disclosed in the notes thereto or the reports thereon, the combined consolidated financial statements and related schedules of the Company and the Subsidiaries filed with the Commission as part of the Registration Statement and the Prospectus fairly present the financial position and the consolidated results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods to which they apply; such financial statements and related schedules have been prepared in conformity with generally accepted accounting principals, consistently applied throughout the periods involved; and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the company

          (j) Crowe Chizek and Company LLC, whose reports with respect to the Company and the Subsidiaries are filed with the Commission as a part of the Registration Statement and the Prospectus, are independent certified public accountants as required by the Act and the Regulations.

          (k) There has been no material adverse change in the condition, prospects or business of the Company and the Subsidiaries taken as a whole, financial or otherwise, from that on the latest dates as of which such condition, prospect or business is set forth in the Registration Statement and the Prospectus except as referred to therein nor, to the Company's knowledge, has there been any material adverse change in the condition, prospects or business of Fidelity, financial or otherwise, from that on the latest dates as of which such condition, prospect or business is set forth in the Registration Statement and Prospectus except as set forth therein; and the capitalization, prospects and the business of the Company conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

          (l) No default exists, and no event has occurred which, with notice or lapse of time, or both, would constitute a default or result in an acceleration in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other material agreement, understanding or instrument to which the Company or one of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected (including, without limitation, any agreement or instrument filed as an exhibit to the Registration Statement or to any document incorporated by reference in the Registration Statement), except for any such breaches or defaults which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries taken as a whole or prevent the sale of the Stock by the Company to the Underwriters in accordance with this Agreement or the Company's


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     compliance with, or performance of its obligations under, the terms and provisions of this Agreement (any of such effects, a "Material Adverse Effect").

          (m) Neither the Company nor any of the Subsidiaries is in violation of
     (i) any term or provision of its articles of incorporation, bylaws or declaration of trust, as applicable, or (ii) any franchise, license, grant, permit, judgment, decree, order, statute, rule or regulation, except for, in the case of this clause (ii), any such violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (n) The Company has full corporate power and authority to enter into and perform the Definitive Agreement, subject to only requisite regulatory approvals. The consummation of the transactions contemplated thereby have been duly authorized by requisite corporate action taken by the Company and the Definitive Agreement has been duly executed by the Company.

          (o) None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, the compliance with the terms and provisions hereof, the execution and delivery of the Definitive Agreement and the consummation of the transactions therein contemplated will (i) conflict with, result in a breach of, or constitute a default under any of the terms, provisions or conditions of, (A) the articles of incorporation or bylaws of the Company or the articles of incorporation, bylaws or declaration of trust, as applicable, of any of the Subsidiaries or (B) any material agreement or instrument to which any of them is a party or by which any of them is bound (including, without limitation, any agreement or instrument filed as an exhibit to the Registration Statement or to any document incorporated by reference in the Registration Statement) or (ii) violate any franchise, license, permit, grant, judgment, decree, order, statute, rule or regulation of any government, governmental instrumentality or court, except for, in the case of clauses (i)(B) or (ii), any such conflicts, breaches, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (p) The consummation of the Fidelity Acquisition will not constitute a default under, or result in the acceleration of, any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other agreement, understanding or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected.

          (q) The Company has authorized capital stock as set forth in the Prospectus. No preferred stock has been authorized by the Company. All of the issued shares of Common Stock of the Company are duly and validly authorized, issued and outstanding, fully paid and nonassessable, and free of preemptive rights, and the Stock, when issued and delivered in accordance with this Agreement, will be duly and validly authorized, issued and outstanding, fully paid and nonassessable, and free of preemptive rights. The Company's Common Stock and other securities conform to all statements in relation thereto contained in the Registration Statement and the Prospectus.


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          (r) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, neither the Company nor any of the Subsidiaries, has (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, other than in the ordinary course of business, (ii) entered into any transaction not in the ordinary course of business that is required to be disclosed in the Registration Statement and Prospectus, (iii) entered into any transaction with an affiliate of the Company required to be disclosed in the Registration Statement and Prospectus, or (iv) declared or paid any dividend on its shares of capital stock. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement and Prospectus.

          (s) The Company has obtained from all of its executive officers and directors their written agreement that for a period of 90 days from the date of this Agreement they will not, without your prior written consent, sell, contract to sell or grant any option for the sale of or otherwise dispose of, directly or indirectly, of any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock) owned by them, except as provided in the Registration Statement and except for bona fide gifts to persons who agree in writing with you to be bound by this clause.

          (t) No person holds a right (which has not been waived, in writing), to (i) require or participate in the registration under the Act of the Stock to be affected by the Registration Statement, or (ii) require any other registration statement to be filed in connection with any capital stock of the Company within 90 days from the date of this Agreement without your prior written consent.

          (u) This Agreement has been duly and validly authorized, executed and delivered by the Company.

          (v) Neither the Company nor any of the Subsidiaries is involved in any labor dispute which would reasonably be expected to have a Material Adverse Effect and no such dispute is threatened.

          (w) The Company and the Subsidiaries have filed all Federal, state, local and foreign tax returns which are required to be filed by any of them or have requested extensions thereof and have paid all taxes shown on such returns and all assessments received by any of them to the extent that the same have become due. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments except as described in the Registration Statement and the Prospectus.

          (x) Except for the order of the Commission declaring the Registration Statement effective and permits and similar authorizations required under the securities or Blue Sky laws of certain jurisdictions, no consent, authorization, or approval is required from any Federal, state or local governmental agency or body in connection with


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     this Agreement and the transactions contemplated hereby other than such consents, authorizations or approvals as have been obtained.

          (y) None of the Company, the Subsidiaries or any officer, director or employee of the Company or the Subsidiaries has made any payment of funds of the Company or any of the Subsidiaries or purchased any property with funds of the Company or any of the Subsidiaries in a manner prohibited by law, and no funds of the Company or any of the Subsidiaries or property purchased with funds of the Company or any of the Subsidiaries have been set aside to be used for any payment prohibited by law. There are no affiliations or associations between any member of the National Association of Securities Dealers, Inc. (the "NASD") and any of the Company's officers, directors or 5% or greater security holders, except as set forth in the Registration Statement.

          (z) The Company has submitted a Notification Form: Listing of Additional Shares, relating to the Stock, with Nasdaq.

          (aa) Neither the Company nor any of the Subsidiaries nor any affiliate of either of them has taken, and they will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Company's Common Stock in order to facilitate the sale or resale of the Stock. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Common Stock in accordance with Regulation M under the Exchange Act.

          (bb) Except as disclosed on Schedule III, neither the Company nor any of the Subsidiaries owns any shares of stock or any securities of any corporation, except debt securities acquired in the ordinary course of business, or has any equity interest in any firm, partnership, association or other entity.

          (cc) The Company, for the past two years, has filed all reports, proxy statements and other information, and all amendments to previously filed reports, proxy statements and other information, required to be filed by it pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

          (dd) The Company is not and will not immediately after the offering be an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 (the "1940 Act"), as amended.

          (ee) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to material assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


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          (ff) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as it believes is adequate for the conduct of their respective businesses and the value of their respective properties; and neither the Company nor any of the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

          (gg) The Company and each Subsidiary, and each of their respective "pension plans" (as defined in the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA")), are in compliance in all material respects with all currently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any of its Subsidiaries has incurred, and neither the Company nor any of its Subsidiaries expects to incur, liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Subsidiary would ---- have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (hh) (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange
     Act); (ii) such disclosure controls and procedures are designed so that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding disclosure; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

          (ii) Since the date of the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, the Company's auditors and the audit committee of the Company have not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

          (jj) Since the date of the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.


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          (kk) The chief executive officer and the chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

     3. PURCHASE, SALE AND DELIVERY OF THE STOCK. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, jointly and not severally, and the Underwriters, jointly and not severally, agree to purchase from the Company, the Firm Stock at the purchase price of [$_____] per share as set forth in Schedule I.

     Payment for the Firm Stock shall be made by wire transfer to an account specified by the Company upon delivery of the Firm Stock to you for the account of the Underwriters. Such delivery and payments shall be made at 10:00 A.M., Detroit Time, on the third business day following the date of this Agreement or at such other time as shall be agreed upon among us. The hour and date of such delivery and payment are herein called the "Closing Date."

     In addition, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company grants to the Underwriters the option to purchase, severally and not jointly, up to 405,000 shares of the Additional Stock as may be necessary to cover over-allotments, at the same purchase price to be paid by the Underwriters to the Company for the Firm Stock as set forth in the first paragraph of this
Section 3, and in the proportion set forth in Schedule I. The option may be exercised at any time (but not more than once) on or before the thirtieth day following the effective date of the Registration Statement by written notice by Oppenheimer to the Company. Such notice shall set forth the aggregate number of shares of Additional Stock as to which the options are being exercised, the name or names in which the shares of Additional Stock are to be registered, the denominations in which the Additional Stock are to be issued, and the date and time, as reasonably determined by you, when the Additional Stock is to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the eighth business day after the day on which the option shall have been exercised.

     Payment for the Additional Stock shall be made by wire transfer to an account specified by the Company upon delivery of the Additional Stock to you.

     The Company shall not be obligated to sell or deliver any shares of Firm Stock or Additional Stock except upon tender of payment by you for all the Firm Stock or Additional Stock, as the case may be, agreed to be purchased by you hereunder.

     4. OFFERING. The Underwriters are to make a public offering of the Stock as soon, on or after the effective date of the Registration Statement, as you deem it advisable so to do. During the offering, the Stock is to be offered to the public at the public offering price set forth on the cover page of the Prospectus (such price being herein called the "public offering price").

After completion of the offering, you may from time to time thereafter increase or decrease the public offering price to such extent as you may determine.

     5. COVENANTS OF THE COMPANY.

     The Company covenants that it will:

          (a) Notify you immediately, and confirm the notice in writing, (i) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose, and (ii) of the receipt of any comments from the Commission. The Company will make every reasonable effort to prevent the issuance of a stop order, and, if the Commission shall enter a stop order at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

          (b) During the time when a prospectus is required to be delivered under the Act, comply so far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Stock in accordance with the provisions hereof and the Prospectus. If at any time when a prospectus relating to the Stock is required to be delivered under the Act any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Registration Statement or the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement in form satisfactory to you. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Stock or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or prevailing at the time such event or development occurs or condition exists, not misleading, the Company will promptly notify you and will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The cost of preparing, filing and delivering copies of such amendment or supplement shall be paid by the Company, unless such untrue statement or omission is made in reliance upon and in conformity with the written information furnished to the Company by you with respect to the Underwriters expressly for use in connection with the Registration Statement or the Prospectus.

          (c) Deliver to each of the Underwriters such number of copies of each Preliminary Prospectus as it may reasonably request and deliver to Oppenheimer two signed copies of the Registration Statement, including exhibits, and all post-effective amendments thereto and deliver to you such number of copies of the Prospectus, the Registration Statement and supplements and amendments thereto, if any, as you may reasonably request for the purposes contemplated by the Act.

          (d) Endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Stock for offering and sale under the securities laws relating to the offering or sale of the Stock in such jurisdictions as you may reasonably designate; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or taxation or be required to qualify to do business as a foreign corporation where it is not now so qualified. In each jurisdiction where such qualification shall be affected, the Company will, unless you agree that such action is not at the time necessary or advisable, file and make statements or reports at such times as may reasonably be required by the laws of such jurisdiction. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue any such qualifications in effect for so long a period as Oppenheimer may reasonably request for distribution of the Stock.

          (e) Make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the effective date of the Registration Statement (as defined in Rule 158(c) of the Regulations), an earning statement of the Company (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the Act including, Rule 158 of the Regulations).

          (f) For a period of 90 days after the date of this Agreement, not issue, sell, contract to sell, grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company (or securities convertible into or exercisable for such Common Stock) other than the Firm Stock and Additional Stock (if applicable) being sold by the Company without the prior written consent of Oppenheimer, other than options and Common Stock granted and/or issued to officers, directors or employees from time to time in the ordinary course of business pursuant to employment agreements and stock option or stock bonus plans currently in effect.

          (g) For a period of three years from the effective date of the Registration Statement furnish you with the following:

               (i) as soon as practicable after they have been sent to shareholders of the Company or filed with the Commission, three copies of each annual and interim financial and other report or communications sent by the Company to its shareholders or filed with the Commission; and

               (ii) such additional documents and information with respect to the Company as you may from time to time reasonably request, including without limitation, information to comply with Rule 15c2-11 of the Exchange Act Rules, to the extent legally permissible and will not give rise to an obligation by the Company to make a public disclosure of the information.

          (h) Apply the net proceeds from the offering received by it in the manner set forth under "Use of Proceeds" in the Prospectus.

          (i) Furnish to you as early as practicable prior to the Closing Date, but not later than two full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company and the Subsidiaries which have been read by the Company's independent public accountants as stated in their letters to be furnished pursuant to Section 7(f) hereof.

          (j) Not file any amendment or supplement to the Registration Statement or the Prospectus after the effective date of the Registration Statement to which you shall reasonably object in writing after being furnished a copy thereof and a reasonable opportunity to review the copy.

          (k) Use every reasonable effort to effect the listing of the Common Stock, including, without limitation, the Firm Stock and the Additional Stock, on the Nasdaq Global Market (the "Market") as promptly as practicable and to the extent required by the Market.

          (l) Comply with all registration, filing and reporting requirements of the Act or the Exchange Act which may be applicable to the Company or any of the Subsidiaries so as to permit the completion of the distribution of the Stock as contemplated by this Agreement.

          (m) Not invest, or otherwise use, the proceeds received by the Company from its sale of the Stock in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

          (n) For a period of two years from the date hereof, the Company will maintain a transfer agent while the Stock is publicly traded.

          (o) For a period of two years from the date hereof, the Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

          (p) The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriters, it will not make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a "Permitted Free Writing Prospectus". The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

     6. PAYMENT OF EXPENSES. The Company hereby agrees to pay all expenses in connection with (i) the preparation, printing, filing and mailing of the Registration Statement and the Prospectus and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and of any Issuer Free Writing Prospectus, the Preliminary Prospectus and of the Prospectus and any amendments thereof or supplements thereto supplied to you in quantities as hereinabove stated, (ii) the printing, engraving, issuance, transfer and delivery of the Stock, including any transfer or other taxes payable thereon, (iii) the qualification of the Stock under state securities or Blue Sky laws, including the costs of printing and mailing the "Blue Sky Survey" and disbursements and fees of counsel in connection therewith, (iv) the filing fee payable to the NASD, and (v) the listing of the Firm Stock and the Additional Stock on the Market. Notwithstanding anything to the contrary contained above, upon completion of the offering, the Company shall not have any obligation for the fees and disbursements of counsel for the Underwriters or for any out-of-pocket expenses incurred by the Underwriters relating to the Registration Statement, including but not limited to road shows, syndicate expenses, sales literature and advertising; provided, however that the Company will be responsible for all of its own out-of-pocket expenses, including transportation, meals and lodging, incurred in connection with the road shows or other selling efforts.

     7. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Stock, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of the Closing Date (with this and every other reference to the "Closing Date" in this Section 7 deemed to refer to the Closing Date or the Additional Closing Date, as applicable), to the performance by the Company of its obligations hereunder and to the following conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 P.M., Detroit Time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at the Closing Date, no stop order shall have been issued or proceedings therefor initiated or threatened by the Commission.

          (b) At the Closing Date, you shall have received the opinion of Dickinson Wright PLLC, counsel for the Company, dated the Closing Date, addressed to the Underwriters and in form and scope reasonably satisfactory to counsel for the Underwriters, to the effect that:

               (i) the Company (A) is a corporation organized and validly existing as a corporation in good standing under the laws of the State of Michigan, (B) has full corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus, and (C) to such counsel's knowledge, is not qualified to transact business in any jurisdiction other than the State of Michigan;

               (ii) each of the Subsidiaries (A) is a corporation or trust organized and validly existing and in good standing under the laws of the state of its organization, (B) has full corporate or trust power and authority to own its respective properties and conduct its respective business as described in the Registration Statement and the Prospectus, (C) to such counsel's knowledge, is not qualified to transact business in any jurisdiction other than the state of its organization, and (D) to such counsel's knowledge, the Company has no directly or indirectly held subsidiary other than the Subsidiaries;

               (iii) the Company and/or the Bank is the registered holder of all of the outstanding capital stock or ownership interests, as applicable, of the Subsidiaries as described in the Prospectus and, to such counsel's knowledge, any and all such shares of stock or ownership interests so owned are validly issued and outstanding, fully paid and nonassessable except to the extent shares of capital stock of the Bank may be deemed assessable under 12 U.S.C. Section 1831o, or Sections 3803 and 3807 of the Michigan Banking Code, and are owned free and clear of any liens, encumbrances or other claims or restrictions whatsoever other than the security interest of the Federal Home Loan Bank of Indianapolis;

               (iv) the Company has authorized capital stock as set forth in the Prospectus; the Stock has been duly and validly authorized for issuance by the Company and, when issued and delivered in exchange for the Company's receipt of the consideration therefor as contemplated by this Agreement, will be validly issued, fully paid and nonassessable; and the Stock conforms to the description thereof contained under the caption "Description of Common Stock" in the Registration Statement and the Prospectus;

               (v) the statements contained under the captions "Business" and "Description of Common Stock" in the Registration Statement and the Prospectus, insofar as they are descriptions of corporate documents, stock option plans, contracts or agreements or descriptions of laws, regulations, or regulatory requirements, or refer to compliance with law or to statements of law or legal conclusions, are correct in all material respects;

               (vi) the certificates evidencing the Stock are in the form approved by the Board of Directors of the Company and the certificates evidencing the Stock comply with the articles of incorporation and the bylaws of the Company and the laws of the State of Michigan;

               (vii) this Agreement and the Definitive Agreement have been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company enforceable in accordance with its terms;

               (viii) there are, to such counsel's knowledge, (A) no contracts or other documents applicable to the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries is a party which are required to be filed as exhibits to the Registration Statement other than those filed as exhibits thereto, and (B) no legal or governmental proceedings pending or threatened against, or involving the assets, properties or business of, the Company or any of the Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed and properly described in the Registration Statement and the Prospectus;

               (ix) the execution and delivery of this Agreement and the Definitive Agreement, the sale of the Stock by the Company to the Underwriters in accordance with this Agreement and the Company's compliance with, or performance of its obligations under, the terms and provisions of this Agreement and the Definitive Agreement will not
          (A) result in a breach of any of the terms and provisions or conditions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default or acceleration) under, or result in the creation or imposition of any lien, charge or encumbrance upon the Stock being sold by the Company hereunder or any property or asset of the Company pursuant to the terms of any material agreement or instrument known to such counsel (including, without limitation, any agreement or instrument filed as an exhibit to the Registration Statement or to any document incorporated by reference in the Registration Statement) to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or to which any of the properties or assets of the Company or any of the Subsidiaries is subject, except for any such breaches or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect,
          (B) result in any violation of the provisions of the articles of incorporation, bylaws or declaration of trust, as applicable, of the Company or any of the Subsidiaries, or (C) to such counsel's knowledge, result in any violation of any statute or any order, rule, or regulation applicable to the Company or any of the Subsidiaries of any court or of any Federal, state, local or other regulatory authority or other governmental body having jurisdiction over the Company or any of the Subsidiaries, except for, in the case of this clause (C), any such violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

               (x) no consent, approval, authorization or order of any court or governmental agency or body, is required to be obtained by the Company or any of the Subsidiaries in connection with the execution and delivery of this Agreement or the sale of the Stock by the Company to the Underwriters in accordance with this Agreement and the Company's compliance with, or performance of its obligations under, the terms and provisions of this Agreement, except the registration under the Act of the Stock and such consents, approvals, authorizations, registrations or qualifications as may be required under the Act or state securities or Blue Sky laws;

               (xi) to such counsel's knowledge, (A) neither the Company nor any of the Subsidiaries is in breach of, or in default (nor has an event occurred which, with notice or lapse of time or both, would constitute a default or acceleration) under the terms and provisions or conditions of, any indenture, mortgage, deed of trust, bank loan or credit agreement or any other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected (including, without limitation, any agreement or instrument filed as an exhibit to the Registration Statement or to any document incorporated by reference in the Registration Statement), except for any such breaches or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (B) neither the Company nor any of the Subsidiaries is in violation of any term or provision of (i) its articles of incorporation, bylaws or declaration of trust, as applicable, or (ii) any franchise, license, grant, permit, judgment, decree, order, statute, rule or regulation, except as referred to in the Prospectus and except for, in the case of clause (ii), any such violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

               (xii) the Registration Statement and the Prospectus and any amendments or supplements thereto (other than the financial statements, and other financial and statistical data included therein or any statements or omissions made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in connection therewith, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations; and

               (xiii) that such counsel has received oral confirmation by the staff of the Securities and Exchange Commission that the Registration Statement has become effective under the Act, and, to such counsel's knowledge, no proceedings for a stop order are pending or threatened under the Act.

          In addition, such counsel shall state that, although such counsel is not passing upon the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus (except to the extent stated in paragraph (ix)), no facts have come to the attention of such counsel that lead them to believe that either the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Disclosure Package or the Prospectus, as of their respective dates, or any supplements thereto, as of their respective dates, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements, schedules and other financial and statistical data included therein).

          Further, with respect to paragraph (ix), such counsel can also state that it has assumed that the Underwriters, dealers, brokers and agents offering and selling the Stock are duly registered and licensed in all relevant jurisdictions to make such offers and sales, and that such persons have complied with all relevant laws and regulations regarding sales practices and delivery of prospectuses in connection with such offers and sales. Further, with respect to paragraph (ix)(C), such counsel can also state that it has assumed no material misstatements or omissions of fact have been made in connection with the offer or sale of the Stock.

          In rendering the foregoing opinion, such counsel may rely as to matters not governed by Federal law or the laws of the State of Michigan on opinions of legal counsel satisfactory to such counsel and upon which, in such counsel's opinions, you are justified in relying, and as to matters of fact upon certificates of public officials and officers of the Company. Copies of all such opinions and certificates shall be furnished to your counsel on the Closing Date. Such counsel's opinions may be qualified to the extent that: (i) enforcement of any of the documents mentioned therein may be limited by Title 11 of the United States Code and other applicable bankruptcy, insolvency, reorganization or other laws affecting or limiting the rights of creditors (including, without limitation, laws pertaining to the avoidance and/or recovery of preferences or fraudulent conveyances), and to the discretionary nature of specific performance, injunctive relief and other equitable remedies, including the appointment of a receiver; (ii) enforcement thereof may be subject to general principles of equity (regardless of whether such enforceability is considered to be in equity or at law); (iii) such counsel may express no opinion as to any provisions purporting to obligate any party to pay attorneys' fees or other costs of collection or relating to indemnification against liabilities arising under Federal or state securities laws; (iv) no opinion is expressed with respect to any provision in this Agreement authorizing the exercise of "self-help" remedies, to any provisions constituting a waiver of statutory or constitutional rights or exculpating a person or entity from liability for negligence or other misconduct or with respect to the authorization of any person to reimbursement of expenses (including attorneys' fees) in excess of an amount deemed reasonable; and (v) the opinions of such counsel are not intended and shall not be construed to be an opinion on choice of law or conflicts of law, and such counsel may assume that the law of the State of Michigan and the federal law of the United States shall govern all matters which are the subject of this opinion.

          (c) On or prior to the Closing Date, you shall have been furnished such documents, certificates and opinions as you may require for the purpose of enabling you to review the matters referred to in subsection (b) of this Section 7, and in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

          (d) Prior to the Closing Date, (i) there shall have been no material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company, the Subsidiaries and Fidelity from that as of the latest date as of which such condition is set forth in the Registration Statement and the Prospectus; (ii) there shall have been no material transaction, not in the ordinary course of business, entered into by the Company or Fidelity from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and the Prospectus, other than transactions referred to or contemplated therein or to which you have given your written consent; (iii) neither the Company nor any of the Subsidiaries shall be in default (nor shall an event have occurred which, with notice or lapse of time, or both, would constitute a default or acceleration) under any provision of any agreement, understanding or instrument relating to any outstanding indebtedness to which the Company or one of the Subsidiaries is a party or by which any of them or their properties may be bound or affected, which default could materially and adversely affect the business, operations, prospects or financial condition or income of the Company and the Subsidiaries, taken as a whole; (iv) no material amount of the assets of the Company and the Subsidiaries shall have been pledged or mortgaged, except as set forth in the Registration Statement and the Prospectus; (v) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company, any of the Subsidiaries or Fidelity or affecting any of their properties, assets or businesses before or by any court or Federal, state or other commission, board or other administrative agency having jurisdiction over the Company, any of the Subsidiaries or Fidelity wherein an unfavorable decision, ruling or finding could materially adversely affect the business, operations, prospects or financial condition or income of the Company, the Subsidiaries and Fidelity, taken as a whole, except as set forth in the Registration Statement and the Prospectus; (vi) neither the Company nor any of the Subsidiaries shall have been involved in any labor dispute nor, to the knowledge of the Company, shall any dispute be threatened which could have a material adverse effect on the Company and the Subsidiaries, taken as a whole; and (vii) no stop order shall have been issued under the Act with respect to the Stock and no proceedings therefor shall have been initiated or threatened by the Commission.

          (e) At the Closing Date, you shall have received a certificate of the President and the principal financial officer of the Company, dated the Closing Date, to the effect that the conditions set forth in subsection (d) above have been satisfied and as to the accuracy, as of the Closing Date, of the representations and warranties of the Company set forth in Section 2 hereof.

          (f) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, addressed to the Underwriters and in form and substance satisfactory to you in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below), from Crowe Chizek and Company LLC, dated as of the date of this Agreement and as of the Closing Date:

               (i) confirming that they are independent public accountants with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable published Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them;

               (ii) stating that, in their opinion, the consolidated financial statements and schedules of the Company audited by them and the selected financial data to the extent derived from financial statements examined by them included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Regulations;

               (iii) stating that, on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) which included a reading of the latest available unaudited interim consolidated financial statements of the Company and the Subsidiaries (with an indication of the date of the latest available unaudited interim consolidated financial statements), a reading of the latest available minutes of the meetings of the shareholders and boards of directors of the Company and the Subsidiaries and committees of such boards and inquiries to certain officers, trustees, and other employees of the Company and the Subsidiaries responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that (A) the unaudited consolidated financial statements of the Company and the Subsidiaries included in the Registration Statement and the Prospectus (i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Regulations, or (ii) were not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus, (B) at a specified date not more than five business days prior to the date of such letter, there was any change in the capital stock or long-term debt of the Company or decrease in shareholders' equity of the Company and the Subsidiaries as compared with the amounts shown on the consolidated balance sheet of the Company included in the Registration Statement and the Prospectus, other than as set forth in or contemplated by the Registration Statement and the Prospectus or, if there was any change or decrease, setting forth the amount of such change or decrease, and (C) during the period from January 1, 2006, to a specified date not more than the five business days prior to the date of such letter, there was any decrease in net interest income, net income or income per share of the Company, as compared with the corresponding period beginning January 1, 2005, other than as set forth in or contemplated by the Registration Statement and the Prospectus, or, if there was any such decrease, setting forth the amount of such decrease; and

               (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and income and other financial information pertaining to the Company set forth in the Disclosure Package and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting records of the Company and the Subsidiaries, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specific readings, inquiries and other appropriate procedures (which procedures do not constitute an audit in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

          (g) All proceedings taken in connection with the sale of the Stock as herein contemplated shall be reasonably satisfactory in form and substance to you and to counsel for you, and you shall have received from said counsel for you a favorable opinion, dated as of the Closing Date, with respect to such of the matters set forth under subsection (b) of this
     Section 7, and with respect to such other related matters arising after the date of execution hereof, as you may reasonably require.

          (h) No order suspending the sale of the Stock prior to the Closing Date in any jurisdiction designated by you pursuant to subsection (d) of
     Section 5 hereof shall have been issued on the Closing Date, and no proceedings for that purpose shall have been instituted or to your knowledge or that of the Company shall be contemplated.

          (i) The NASD, upon review of the terms of the public offering of the Stock, shall have indicated in writing that the NASD has no objections with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (j) The Stock shall have been duly listed, subject to notice of issuance, on the Market, to the extent required by the Market.

          Any certificate signed by the president or chief financial officer of the Company and delivered to you or to counsel for you shall be deemed a representation and warranty by the Company to you as to the statements made therein. If any condition to your obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, you may terminate this Agreement or, if you so elect, waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

     8. REPRESENTATIONS OF THE UNDERWRITERS. The Underwriters represent and warrant to the Company that the information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus does not, and any amendments thereof or supplements thereto thus furnished will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company acknowledges that the statements relating to the terms of the offering by the Underwriters under the caption "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any Preliminary Prospectus and the Prospectus.

     9. INDEMNIFICATION.

          (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters, and each person, if any, who controls any of them within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, or any claim whatsoever) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained (x) in any Preliminary Prospectus, the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (as from time to time amended and supplemented) or (y) in any application or other document (in this Section 9 collectively called "application") executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Stock under the securities laws thereof or filed with the Commission, the Market or any securities exchange, or (ii) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          If any action or proceeding (including any governmental investigation) is brought against either of the Underwriters or any controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party shall promptly notify in writing the party or parties against whom indemnification is to be sought of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel (satisfactory to the indemnified party) and payment of expenses. The indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action, or counsel for such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company (it being understood, however, that the Company shall not, in connection with any one such action or proceeding, be liable for the fees and expenses of more than one separate firm of attorneys, together with appropriate local counsel, at any time for all such indemnified parties, which firm shall be designated in writing by you). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify Oppenheimer of the commencement of any litigation or proceedings against the Company, any of its officers or directors in connection with the issue and sale of the Stock or in connection with such Preliminary Prospectus, Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereof, or any such application.

          (b) Each Underwriter agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with respect to statements or omissions, or alleged statements or omissions, if any, made in any Preliminary Prospectus, Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or any application in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto or in any application, as the case may be. In case any action shall be brought against the Company, or any other person so indemnified, based on any Preliminary Prospectus, the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against either Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company, and each other person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) above. This indemnity will be in addition to any liability which either Underwriter may otherwise have.

          (c) No indemnification provided for in (a) or (b) above shall be available to any party who shall fail to give notice as provided in such sections if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of (a) or (b) above. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
     Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.

          (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the

     Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act or Section 10(b) of the Exchange Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentations.

     10. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date, and such representations, warranties and agreements of the Underwriters and the Company, including the indemnity and contribution agreements contained in Section 9 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of either Underwriter or any controlling person, or by or on behalf of the Company or any controlling person, and shall survive termination of this Agreement and/or delivery of the Stock to the Underwriters. In addition, the covenants contained in Section 5 hereof, the agreements contained in this
Section 10 and in Sections 6, 11, 13 and 14 hereof and the indemnity and contribution agreements contained in Section 9 hereof shall survive termination of this Agreement, whether before or after the Closing Date.

     11. TERMINATION.

          (a) Oppenheimer (on behalf of the Underwriters) shall have the right to terminate this Agreement at any time prior to the Closing Date if: any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, securities markets; or if trading in securities is suspended generally on the New York Stock Exchange, the American Stock Exchange or the Market or price limitations are imposed (other than limitations on hours or numbers of days of trading) for securities on either such Exchange; or if any statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated will, in your reasonable judgment, materially and adversely affect or may materially and adversely affect the business or operations of the Company; there is any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the

     Stock or to enforce contracts for the sale of the Stock; or if a banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not said loss shall have been insured, will in your opinion, make it inadvisable to proceed with the delivery of the Stock; or if there shall have been such material change in the condition, business operations or prospects of the Company or the market for its and similar securities as in your judgment would make it inadvisable to proceed with the offering, sale and delivery of the Stock; or if the Company shall have failed to comply with any of the provisions of this Agreement on its part to be performed on or before the Closing Date; or if any of the material conditions, agreements, representations or warranties in this Agreement shall not have been fulfilled within the respective times herein provided.

          (b) If Oppenheimer elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, the Company shall be notified promptly by Oppenheimer by telephone or facsimile, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, Oppenheimer shall be notified promptly by the Company by telephone or facsimile, confirmed by letter.

          (c) If this Agreement is terminated pursuant to any of its provisions, except as otherwise provided in this Agreement, the Company shall not be under any liability to either Underwriter (other than for obligations assumed in Section 5 hereof), and no Underwriter shall be under any liability to the Company; provided, however, that if this Agreement is terminated by Oppenheimer because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or for any reason provided in subparagraph
     (a) above, the Company will reimburse the Underwriters for all accountable out-of-pocket expenses (including, without limitation, road show expenses and fees and disbursements of counsel to the Underwriters) up to a maximum of $100,000 in aggregate amount incurred by them in connection with the proposed purchase and sale of the Stock or in contemplation the performing its obligations hereunder.

          Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 9 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

     12. NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to you, shall be mailed, delivered or telegraphed and confirmed to the Underwriters care of Oppenheimer & Co. Inc., 300 River Place, Suite 400, Detroit, Michigan 48207, Attention: Jason
D. Janosz, with a copy to Donald J. Kunz, Esq., Honigman Miller Schwartz and Cohn, 2290 First National Building, Detroit, Michigan 48226; if sent to the Company shall be mailed, delivered or telegraphed and confirmed to Dearborn Bancorp, Inc., 1360 Porter Street, Dearborn, Michigan 48124, Attention:
President, with a copy to Verne C. Hampton II, Esq., Dickinson Wright PLLC, 500 Woodward Avenue, Suite 4000, Detroit, Michigan 48226-3425.

     13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company, and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     14. CONSTRUCTION. The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement. The parties acknowledge that the United States District Court for the Eastern District of Michigan or the Michigan Circuit Court for the County of Wayne shall have exclusive jurisdiction over any case or controversy arising out of or relating to this Agreement and that all litigation arising out of or relating to this Agreement shall be commenced in the United States District Court for the Eastern District of Michigan or in the Wayne County (Michigan) Circuit Court.

     If the foregoing correctly sets forth the understanding among the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                        Very truly yours,

                                        DEARBORN BANCORP, INC.


                                        By:
                                            ------------------------------------
                                            Jeffrey L. Karafa
                                        Its: Vice-President and Treasurer


Accepted as of the date first
above written.

OPPENHEIMER & CO. INC.,


By:
    ---------------------------------
    Jason D. Janosz
Its: Senior Vice President


HOWE BARNES HOEFER & ARNETT INC.,


By:
    ---------------------------------
    [                               ]
     -------------------------------
Its: [                              ]
      ------------------------------

                                   SCHEDULE I

Oppenheimer & Co. Inc.          [_______]
Howe Barnes Investments Inc.    [_______]
                               ----------
   Total                       2,7000,000

                                   SCHEDULE II

Dearborn Bancorp Trust I, a Delaware statutory trust which is 100% owned by the Company.

Community Bank of Dearborn, a Michigan banking corporation which is 100% owned by the Company (the "Bank").

Community Bank Mortgage, Inc., a Michigan corporation which is 100% owned by the Bank.

Community Bank Audit Services, Inc., a Michigan corporation which is 100% owned by the Bank.

Community Bank Insurance Agency, Inc., a Michigan corporation which is 100% owned by the Bank.

                                  SCHEDULE III

     Community Bank Insurance Agency, Inc., a Subsidiary, owns 8.74% of Michigan Bankers Title of East Michigan, LLC.